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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into between Bright Horizons Family Solutions, Inc., a Delaware corporation ("Company"), and Michael
E. Hogrefe ("Employee"), entered into as of _________________ (the "Effective Date"). The Company and the Employee are sometimes referred to herein as the "Parties".

         WHEREAS, Employee has served as Executive Vice President and Chief Financial Officer of CorporateFamily Solutions, Inc. ("CorporateFamily"); and

         WHEREAS, subsidiaries of the Company have been merged with and into CorporateFamily and Bright Horizons, Inc. and the Company desires to employ the Employee as Chief Financial Officer of the Company, and Employee is willing to continue to serve the Company on the following terms and conditions;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. Employment. The Company hereby employs the Employee and the Employee hereby accepts employment with the Company upon terms and conditions set forth herein.

2. Duties and Responsibilities.

         2.1 Extent of Service. The Employee shall, during the term of this Agreement, devote such of his entire time, attention, energies and business efforts ("Business Efforts") to his duties as an employee of the Company as are reasonably necessary to carry out his duties specified in Paragraph 2.2 below. The Employee shall not, during the term of this Agreement, engage in any other business activity if such business activity would impair in any material respect the Employee's ability to carry out his duties hereunder. This Paragraph 2.1, however, shall not be construed to prevent the Employee from investing his personal assets as a passive investor.

         2.2 Position and Duties. The Employee shall serve the Company as Chief Financial Officer and shall perform the services and functions relating to such office or otherwise reasonably incident to such office as may be designated from time to time by the Board of Directors of the Company.

3. Salary and Other Benefits.

         3.1 Salary. As compensation for his services as Chief Financial Officer during the term of his employment under this Agreement, the Employee shall be paid an annual salary of not less than $160,000, payable in accordance with the then current payroll policies of the Company. Such


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salary shall be subject to increase by the Board of Directors of the Company (or the appropriate committee thereof) from time to time. The annual salary being paid to Employee hereunder at any given point of time is hereafter referred to as his "Base Salary".

         3.2 Other Benefits. As long as the Employee is employed by the Company under the terms of this Agreement, the Employee shall be entitled to receive the following benefits in addition to his Base Salary:

                  (a) The Employee shall have the right to participate in all group benefit plans of the Company (including without limitation, disability, accident, medical, life insurance, hospitalization and pension) available to senior executives of the Company.

                  (b) The Employee shall be entitled to reimbursement from the Company for reasonable out-of-pocket expenses incurred by him in the course of the performance of his duties hereunder, including all expenses associated with travel to the Company's offices in Boston.

                  (c) Employee shall be entitled to participate in incentive compensation programs available to senior executives of the Company, including stock option and restricted stock plans and annual bonus incentive programs and plans.

                  (d) The Employee shall be entitled to such vacation, holidays and other paid or unpaid leaves of absence as are available to senior executives of the Company.

                  (e) The Employee shall be provided with an office and secretary during his employment hereunder in Nashville and appropriate work space and assistance in Boston and, after any relocation to Boston, shall be provided with an office and secretary during his employment hereunder in Boston and appropriate work space and assistance in Nashville.

4. Term. The term of this Agreement shall be for a period ending twenty-four
(24) months from the Effective Date. However, if during the term of this Agreement the Company requests the relocation of the Employee to Boston, the term of this Agreement shall be extended for a period ending twenty-four (24) months after the date of relocation.

5. Termination and Resignation. The Company shall have the right to terminate the Employee's employment hereunder at any time and for any reason. Upon any termination by the Company, the Employee shall be entitled to receive from the Company prompt payment of the amount determined pursuant to the applicable subparagraph of Paragraph 6 below. The Employee shall have the right to terminate his employment hereunder at any time by resignation, and he shall thereupon be entitled to receive from the Company prompt payment of the amount determined pursuant to the applicable subparagraph of Paragraph 6 below.



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6. Payments Upon Termination and Resignation.

         6.1 Payments Upon Termination for Cause, Death, Disability or Voluntary Resignation. If (a) the Company at any time terminates the Employee's employment for Cause or (b) the Employee voluntarily resigns for any reason other than for Good Reason as defined in Paragraph 6.4, then in each case the Employee shall be entitled to receive only his Base Salary and any other accrued benefits due Employee in accordance with Paragraph 3.2 on a pro rata basis to the date of termination plus reimbursement of expenses through the date of termination in accordance with Paragraph 3.2(b). If the Employee at any time dies or becomes disabled (being defined as the inability of the Employee to perform his normal employment duties for a consecutive six (6) month period during the term of this Agreement because of either physical or mental incapacity), the Employee shall be entitled to receive only his Base Salary and any other accrued benefits due Employee in accordance with Paragraph 3.2, any incentive bonus compensation on a pro rata basis and reimbursement of expenses in accordance with Paragraph 3.2(b) to the date of termination. For purposes of this Paragraph 6.1, "pro rata" shall mean the product of the Employee's annual Base Salary and any incentive bonus compensation that would have been payable had the Employee's employment not terminated multiplied by a fraction the denominator of which is 365 and the numerator of which is the number of days during the calendar year that have passed through the date of the termination of the Employee's employment.

         6.2 Payments Upon Termination Without Cause or Resignation for Good Reason. If the Company terminates the Employee's employment without Cause or the Employee resigns for Good Reason, then in each case the Employee shall be entitled to receive a lump sum equal to (i) his Base Salary plus (ii) any incentive bonus compensation and any other accrued benefits due Employee in accordance with Paragraph 3.2 on a pro rata basis through date of termination as determined in accordance with Paragraph 6.1. However, if the Company terminates the Employee's employment without Cause or the Employee resigns for Good Reason within twenty-four (24) months of the relocation of the Employee as described in Paragraph 4, then in each case the Employee shall be entitled to receive a lump sum equal to (i) two times his Base Salary plus (ii) any incentive bonus compensation and other accrued benefits due Employee in accordance with Paragraph 3.2 on a pro rata basis through date of termination as determined in accordance with Paragraph 6.1; provided, however, that if the payments under this Paragraph 6.2, either alone or together with other payments which the Employee has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), such severance payment shall be reduced to the largest amount as will result in no portion of the severance payment under this Paragraph 6.2 being subject to the excise tax imposed by Section 4999 of the Code.

         6.3 Definition of "Cause". Termination by the Company of the Employee's employment for "Cause" shall mean termination due to (a) Employee's willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company which is directly and materially harmful to the Company; or (b) Employee's conviction of a felony or other crime involving moral turpitude. For purposes of this definition, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee



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not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Company.

         6.4 Definition of "Good Reason". For purposes of this Agreement, "Good Reason" shall mean any of the following (without the Employee's express written consent):

                  (a) the assignment to the Employee by the Company of duties inconsistent with the Employee's position, duties, responsibilities and status set forth in this Agreement;

                  (b) the failure of the Board of Directors of the Company to elect Employee as Chief Financial Officer for the term of this Agreement or action by the Board to remove him from his position, except in connection with the termination of his employment for Cause, disability, death or voluntary resignation for reasons other than a "Good Reason" as defined herein;

                  (c) a reduction by the Company in the Employee's Base Salary while serving as Chief Financial Officer;

                  (d) a material breach by the Company of any provision of this Agreement;

                  (e) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

                  (f) a relocation of the Employee to any place other than the metropolitan area of Nashville, Tennessee, or greater Boston, Massachusetts, except for required travel by Employee on Company business to an extent substantially consistent with normal business travel obligations.

7. Restrictive Covenants.

         7.1 Covenants Against Competition. Employee acknowledges that (a) the business of the Company and its affiliates is as described in the annual report of CorporateFamily on Form 10-K as filed with the Securities and Exchange Commission for its fiscal year ended January 2, 1998, and in the prospectus of Bright Horizons, Inc. dated November 7, 1997, and thereafter as described in each successive annual report on Form 10-K filed by the Company (the "Company Business"); and (b) Employee's work relating to Company Business will bring him into close contact with many confidential matters not readily available to the public.

         7.2 Non-Compete. During the term of this Agreement and for a period of twelve (12) months following the termination of Employee's employment with the Company, whether Employee's employment terminates pursuant to the provisions of Paragraph 5 of this Agreement or otherwise (collectively, the "Restricted Period"), Employee covenants and agrees that he will not, without the express approval of the Board of Directors, anywhere in the continental United States engage in any business directly or indirectly, as an individual, partner, shareholder, officer,



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director, principal, agent, employee, trustee, consultant or in any other relationship or capacity, if such business is competitive with the Company Business; provided, however, that Employee may own, directly or indirectly, solely as an investment, securities of any entity if Employee (a) is not a controlling person with respect to such entity and (b) does not, directly or indirectly, own five percent or more of any class of the securities of such entity.

         7.3 Trade Secrets; Confidential Information. Employee covenants and agrees that at all times during and after the Restricted Period, he shall keep secret and not disclose to others or appropriate to his own use or the use of others any trade secrets, or secret or confidential information or knowledge pertaining to the Company Business or the affairs of the Company, including without limitation trade know-how, trade secrets, consultant contracts, customer lists, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, technical processes, designs and design projects, inventions and research projects. Information shall not be deemed confidential or secret for purposes of this Agreement if it is generally known in the industry.

         7.4 Employees of the Company. During the Restricted Period, Employee shall not directly or indirectly hire away or solicit to hire away from the Company any employee of the Company.

         7.5 Property of the Company. All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by Employee relating to the Company Business or made available to Employee during his employment by the Company concerning the business or affairs of the Company Business other than any of such which may also pertain personally to Employee, shall be the exclusive property of the Company and shall be delivered to the Company promptly upon the termination of Employee's employment with the Company or at any other time on request by the Board of Directors of the Company.

         7.6 Rights and Remedies Upon Breach. If Employee breaches, or threatens to commit a breach of, any of the provisions of Paragraphs 7.2 through 7.5 of this Agreement (collectively, the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be independent of the other and severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company: (a) the right and remedy to have any of the Restrictive Covenants specifically enforced by any court having jurisdiction, it being hereby acknowledged and agreed by Employee that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and (b) the right and remedy to require Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Employee as a result of any transactions constituting a breach of any of the Restrictive Covenants, and Employee shall account for and pay over such benefits to the Company.



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         7.7 Severability of Restrictive Covenants. If it is determined that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If it is determined that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration of such provision, the geographical area covered thereby, or any other determination of unreasonableness of the provision, the court making such determination shall have the power to reduce the duration, area or scope of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

8. Notice. All notices, requests, demands and other communications given under or by reason of this Agreement shall be in writing and shall be deemed given when delivered in person, by facsimile or other electronic transmission or when mailed, by certified mail (return receipt requested), postage prepaid, addressed as follows (or to such other address as a party may specify by notice pursuant to this provision):

                  (a)      To the Company:

                           Bright Horizons Family Solutions, Inc.
                           One Kendall Square, Building 200
                           Cambridge, Massachusetts 02139

                  (b)      To Employee:

                           Michael E. Hogrefe
                           1518 Wesley Court
                           Brentwood, Tennessee 37027


9. Controlling Law and Performability. The execution, validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Tennessee.

10. Payment of Legal Fees. In the event of any litigation instituted by the Company or the Employee to enforce any rights or obligations hereunder, the Company will reimburse Employee for all reasonable expenses incurred in connection therewith, including counsel fees, except in the circumstances where a final judgment is entered in favor of the Company.

11. Additional Instruments. The Parties shall execute and deliver any and all additional instruments and agreements that may be necessary or proper to carry out the purposes of this Agreement.

12. Entire Agreement and Amendments. This Agreement contains the entire agreement of the Parties relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between the Parties with respect to the subject matter hereof. This agreement also supercedes the Agreement between the Employee and CorporateFamily Solutions,



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Inc. with respect to severance compensation, which shall have no further effect.
This Agreement may be changed only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

13. Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of or decree of a court of last resort, the Parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

14. Assignments. The Company may assign (whether by operation of law or otherwise) this Agreement only with the written consent of the Employee, which consent shall not be withheld unreasonably, and in the event of an assignment of this Agreement, all covenants, conditions and provisions hereunder shall inure to the benefit of and be enforceable against the Company's successors and assigns. The rights and obligations of Employee under this Agreement are personal to him, and no such rights, benefits or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer.

15. Effect of Agreement. Subject to the provisions of Paragraph 14 with respect to assignments, this Agreement shall be binding upon the Employee and his heirs, executors, administrators, legal representatives and assigns and upon the Company and its respective successors and assigns.

16 Execution. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one and the same instrument.

17. Waiver of Breach. The waiver by either Party of a breach of any provision of the Agreement by the other Party shall not operate or be construed as a waiver by such Party of any subsequent breach by such other Party.




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         IN WITNESS WHEREOF, the Parties have executed this Agreement on this
___ day of ____________________, 1998.

                                 BRIGHT HORIZONS FAMILY SOLUTIONS, INC.


                                 By:_______________________________________

                                 Name:_____________________________________

                                 Title: ___________________________________




                                 EMPLOYEE:


                                 MICHAEL E. HOGREFE



                                 ------------------------------------------



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